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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Federal Realty Investment Trust
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            (Exact Name of Registrant as Specified in Its Charter)


               Maryland                                 52-0782497
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


 1626 East Jefferson Street, Rockville, Maryland           20852
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  (Address of Principal Executive Offices)               (Zip Code)


  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.


  Securities Act registration statement file number to which this form relates:
333-63619
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  Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                             Name of Each Exchange on Which
             to be so Registered                             Each Class is to be Registered
----------------------------------------------         ------------------------------------------

    8 1/2% Series B Cumulative Redeemable                       New York Stock Exchange
   Preferred Shares of Beneficial Interest,
   Liquidation Preference $25.00 Per Share,
           Par Value $.01 Per Share


  Securities to be registered pursuant to Section 12(g) of the Act:  Not
                                                                     ---
applicable.
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Item 1.  Description of Registrant's Securities to be Registered.

  The information set forth under the caption "Description of Series B Preferred Shares" in the Registrant's Prospectus Supplement dated November 19, 2001 and under the caption "Description of Preferred Shares" in the Registrant's Prospectus dated September 30, 1998, filed with the Commission on November 20, 2001 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-63619) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

Item 2.  Exhibits

  The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.



                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 26, 2001     FEDERAL REALTY INVESTMENT TRUST


                            By:    /s/ Nancy J. Herman
                            Name:  Nancy J. Herman
                            Title: Senior Vice President - General Counsel
                                   and Secretary


                                       2
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                                 EXHIBIT INDEX


Exhibit Number                          Description
--------------                          -----------

     4.1 Articles Supplementary relating to the 8 1/2% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

     4.2 Form of certificate evidencing 8 1/2% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share